EXHIBIT 10.1

PROMISSORY NOTE

July 28, 2025 (the “Effective Date”)	$350,000.00

FOR VALUE RECEIVED, the undersigned Know Labs, Inc., a Nevada corporation (“Borrower”) hereby promises to pay to the order of Goldeneye 1995 LLC, a Nevada limited liability company (“Lender”) the aggregate principal sum of THREE HUNDRED AND FIFTY THOUSAND DOLLARS ($350,000.00), together with interest on the principal amount outstanding under this Promissory Note (this “Note”). Unless the payment obligations are sooner accelerated under this Note, Borrower shall pay Lender the principal and accrued but unpaid interest due under this Note in full, in cash on the earlier of (i) the six (6) month anniversary of the Effective Date and (ii) DEMAND BY LENDER (such earlier date, the “Maturity Date”). Borrower may prepay this Note from time to time, in whole or in part, without premium or penalty.

1. Loans.

(a) Initial Loan. Upon execution and delivery of this Note, the Lender will make a term loan to the Borrower in the principal amount of $90,000.00 (the “Initial Loan”).

(b) Additional Loans. Pursuant to the terms of this Note, during the term from the Effective Date through the Maturity Date, the Lender may, in its sole discretion, make additional term loans (each an “Additional Loan”, and collectively with the Initial Loan, the “Loans” and each, a “Loan”) to the Borrower subject to the conditions set forth below:

(i) The aggregate outstanding original principal balance of the Loans made under this Note shall at no time exceed THREE HUNDRED AND FIFTY THOUSAND DOLLARS ($350,000.00);

(ii) the Borrower shall request each Additional Loan from the Lender in writing (including by electronic mail) at least five (5) business days prior to the date of the proposed borrowing (unless otherwise agreed by the Lender in its sole discretion);

(iii) any such written request shall include the Borrower’s proposed use of the proceeds of such Additional Loan, together with such back-up documentation as Lender may require and the use of proceeds for each of such Additional Loan shall, in each case, be approved by the Lender in its sole discretion, in writing prior to the date of the proposed borrowing; and

(iv) on the date any Additional Loan is made hereunder, the Lender is authorized to record on Annex A attached hereto the date such Additional Loan is made by the Lender to the Borrower and the amount of the original principal of such Additional Loan; provided that the failure to so record therein shall not in any manner affect the obligation of the Borrower to repay the obligations evidenced by this Note in accordance with the terms hereof.

2. Interest. Interest shall accrue on the outstanding principal amount of this Note from the date of the Loan at rate of 12% per annum (calculated on the basis of a 365-day year). Such interest shall be due and payable (a) on the last day of each month in kind by adding the accrued and unpaid interest to the outstanding principal balance of this Note and (b) on the Maturity Date in arrears in cash. If any principal of or interest on any outstanding amounts payable by the Borrower hereunder is not paid when due (whether at stated maturity, upon acceleration or otherwise), such overdue amount shall bear interest, after as well as before judgment, at a default rate per annum equal to 5.0% plus the rate otherwise applicable under this Note.

3. Representations and Warranties. The Borrower hereby represents and warrants to the Lender that:

(a) the Borrower is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization;

(b) the execution, delivery and performance by the Borrower of this Note has been duly authorized by all necessary action, and (x) does not contravene the Borrower’s organizational documents or any material requirement of law binding the Borrower, or (y) will not violate or result in a default under any indenture, agreement, or other instrument binding upon the Borrower or any of its assets;

(c) no action by, filing, registration, qualification with, or approval, consent or withholding of objections from, any governmental authority or any other Person, except those which have been obtained and are in full force and effect, is required for the Borrower’s due execution, delivery and performance of this Note;

(d) this Note constitutes the Borrower’s legal, valid and binding obligation enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, scheme of arrangement or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(e) there are no actions, suits, proceedings or investigations pending (or to the knowledge of the Borrower, threatened in writing) against the Borrower which would, if decided against the Borrower, materially adversely affect the Borrower’s financial condition or operations or which affects or involves the legality, validity or enforceability of this Note.

4. Events of Default. The occurrence of any one or more of the following shall constitute an event of default (each, an “Event of Default”):

(a) Borrower fails to pay timely any of the principal or accrued interest due under this Note on the date the same becomes due and payable;

(b) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(c) an involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

If there shall be any Event of Default hereunder, at the option and upon the declaration of the Lender and upon written notice to the Borrower (which election and notice shall not be required in the case of an Event of Default under clauses (b) or (c) of the definition of “Event of Default”), this Note shall accelerate and all principal and unpaid accrued interest shall become immediately due and payable. The failure of Lender to exercise any right or remedy available hereunder, or at law, will not constitute a waiver of the right to exercise such right or remedy in the event of any subsequent default.

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5. Entire Agreement; Counterparts. This Note contains the entire agreement between Lender and Borrower with regard to the subject matter hereof and comprises the complete, final and exclusive embodiment of their agreement with regard to the subject matter hereof. This Note may be amended, supplemented, waived or modified only by an instrument in writing executed by Borrower and Lender. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any Lender hereof. Neither Lender nor Borrower may, without the consent of the other party hereto, assign any of its rights or obligations hereunder. This Note may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Note by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

6. Waiver. Borrower hereby waives presentment, protest, notice of protest, demand, notice of demand, notice of dishonor and any and all delays, forbearance or lack of diligence in connection with the delivery, acceptance, performance or enforcement of the payment of this Note.

7. Governing Law. The laws of the State of New York govern all matters arising out of or relating to this Note, including, without limitation, its interpretation, construction, performance, and enforcement, without giving effect to such state’s conflicts of law principles or rules of construction concerning the drafter hereof. Borrower hereby irrevocably and unconditionally submits to the jurisdiction of the federal and state courts located in the District of New York for the purpose of any suit, action, or other proceeding arising out of or relating to this Note, which courts are the exclusive forum for any such suit, action, or other proceeding.

8. Usury Laws. It is the intention of the Borrower and the Lender to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters.

9. Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

10. Electronic Execution of Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall in each case be deemed to include electronic signatures, signatures exchanged by electronic transmission, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that any of the Borrower or the Lender may request, and upon any such request the other party shall be obligated to provide, manually executed “wet ink” signatures to any Loan Document.

11. Severability. In the event any one or more of the provisions contained in this Note should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[Remainder of Page Left Blank]

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IN WITNESS WHEREOF, the parties have executed and delivered this Note on the date first above written.

BORROWER: KNOW LABS, INC.

By:	/s/ Ronald P. Erickson
Name:	Ronald P. Erickson
Title:	Chief Executive Officer

Address:	Know Labs, Inc.
619 Western Avenue, Suite 610 Seattle, WA 98104
Attention:	Ronald P. Erickson
Email:	Ron@knowlabs.com

[Signature Page to Unsecured Promissory Note]

AGREED AND ACCEPTED: LENDER: GOLDENEYE 1995 LLC

By:	/s/ Robert Gregory Kidd
Name:	Robert Gregory Kidd
Title:	Manager

Address:	Goldeneye 1995 LLC
26 State Route 28 #1186 Crystal Bay, NV 89402
Attention:	Greg Kidd
Email:	Legal@hardyaka.com

[Signature Page to Unsecured Promissory Note]

ANNEX A

Date of Loan	Principal Amount of Loan	Total Principal Amount Outstanding
July 28, 2025 (Initial Loan)	$90,000.00	$260,000.00